Item 77C
Active Assets Tax-Free Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to achieve the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until several times, most recently to
October 30, 2006 to permit further solicitation of proxies.
The meeting was held on October 30, 2006 and the voting
results with respect to these proposals were as follows:

(1) Election of Trustees:

                                    For      Withhold  Absta   BNV*
                                                         in
Frank L.                         2,348,557,  107,862,9      0      0
Bowman...................               788         31
Kathleen A.                      2,350,261,  106,159,0      0      0
Dennis...................               685         34
James F.                         2,346,721,  109,698,8      0      0
Higgins....................             830         89
Joseph J.                        2,337,325,  119,095,4      0      0
Kearns.....................             242         77
Michael F.                       2,348,014,  108,406,5      0      0
Klein.....................              184         34
W. Allen                         2,344,137,  112,282,7      0      0
Reed......................              991         28
Fergus                           2,337,075,  119,345,3      0      0
Reid........................            416         03

(2) Elimination of certain fundamental investment
restrictions:

                                     For       Against   Abstain   BNV
                                                                     *
Elimination of the fundamental    2,274,894,  117,760,1  63,766,1    0
policy restricting the Fund's            415         16        88
ability to pledge
assets..........................
Elimination of the fundamental    2,264,596,  127,414,4  64,409,5    0
policy restricting purchases of          741         73        04
securities on
margin..........................
....
Elimination of the fundamental    2,273,783,  117,811,4  64,826,1    0
policy prohibiting investments           106         75        39
in oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental    2,282,517,  115,957,0  57,945,8    0
policy prohibiting or                    802         97        19
restricting the purchase of
securities of issuers in which
Directors or Officers have an
interest........................
.....
Elimination of the fundamental    2,289,563,  106,648,5  60,208,4    0
policy prohibiting investments           672         57        90
for purposes of exercising
control....................
Elimination of the fundamental    2,286,652,  112,051,2  57,716,5    0
policy prohibiting the purchase          969         33        17
of common stocks and other
instrument.................
Elimination of the fundamental    2,273,162,  121,259,1  61,998,6    0
policy regarding investments in          958         07        54
unseasoned
companies.....................

(3) Modify certain fundamental investment restrictions:

                                    For       Against   Abstain  BNV*
Modify fundamental policy        2,278,838,  108,656,7  68,925,3     0
regarding                               663         49        07
diversification.......
Modify fundamental policy        2,275,100,  122,576,8  58,743,2     0
regarding borrowing money....           601         20        98
Modify fundamental policy        2,271,361,  124,154,7  60,904,1     0
regarding loans..........               791         42        86
Modify fundamental policy        2,281,542,  114,966,3  59,912,2     0
regarding investment in                 166         43        10
commodities, commodity
contracts and futures
contracts.........
Modify fundamental policy        2,282,620,  110,457,9  63,341,9     0
regarding issuance of senior            874         04        41
securities.

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                     For      Against   Abstain   BNV*
Reclassification as non-          2,279,319, 117,759,2  59,342,2     0
fundamental the fundamental              279        18        23
policy regarding the short sale
of
securities....................
Reclassification as non-          2,281,558, 113,210,1  61,652,1     0
fundamental the fundamental              351        73        94
policy prohibiting investments
in other investment
companies.............
Reclassification as non-          2,273,540, 119,560,2  63,319,5     0
fundamental the fundamental              856        94        69
policy on the purchase or sale
of puts, calls, and
combinations thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.